Exhibit 10.1
THIRD AMENDMENT
TO
EMPLOYMENT AGREEMENT
THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “ Amendment ”) is executed and delivered effective February 28, 2008, by and between Endocare, Inc., a Delaware corporation (the“ Company ”), and Craig T. Davenport, an individual resident of the State of California (“ Employee ”).
RECITALS
     WHEREAS, the Company and Employee previously executed and delivered an Employment Agreement, dated December 15, 2003 (the “ Original Agreement ”); and
     WHEREAS, the Original Agreement was subsequently amended by the First Amendment, dated April 28, 2005, and the Second Amendment, dated September 19, 2007 (collectively, the “ Prior Amendments ,” and together with the Original Agreement, the “ Employment Agreement ”); and
     WHEREAS, the Company and Employee now wish to amend the Employment Agreement as described below;
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and Employee, intending to be legally bound, hereby agree as follows:
     1. Section 2(c) of the Employment Agreement is hereby amended to change the definition of “Target Bonus” from eighty-five percent (85%) of the Base Salary to sixty-five percent (65%) of the Base Salary.
     2. Except as provided above in this Amendment, all terms, covenants and conditions in the Employment Agreement shall remain in full force and effect and shall not be affected by this Amendment.
     3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together shall deemed to be one instrument.
     IN WITNESS WHEREOF, the parties hereby execute and deliver this Third Amendment to Employment Agreement as of the date first above written.

ENDOCARE, INC.		EMPLOYEE:

By:	/s/ Eric S. Kentor	/s/ Craig T. Davenport

	Eric S. Kentor	Craig T. Davenport
Compensation Committee Chairman